EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

         The undersigned, Albert G. Lowenthal, Chairman and Chief Executive Officer and Elaine K. Roberts, President and
Chief Financial Officer of Oppenheimer Holdings Inc. (the "Company"), each hereby certifies that to his/her knowledge the
Quarterly Report on Form 10-Q for the period ended June 30, 2004 of the Company filed with the Securities and Exchange
Commission on the date hereof  (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities
Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

         Signed at the New York, New York, this 4th day of August, 2004

                                                       "A.G. Lowenthal"
                                                       Albert G. Lowenthal
          Chairman and Chief Executive Officer

                                                       "E.K. Roberts"
                                                       Elaine K. Roberts
          President and Chief Financial Officer